UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 25, 2020

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

General Moly, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) due to circumstances related to the coronavirus pandemic (“COVID-19”).

Beginning the week of March 16, 2020, the Company began encouraging all employees to work remotely until further notice. During the week of March 23, 2020, city and county governments throughout the Denver, Colorado metropolitan area, where the Company’s corporate offices are located, have enacted stay-at-home orders for all residents and mandated the closure of non-essential businesses, and on March 25, 2020, Colorado Governor Jared Polis issued a statewide stay-at-home order, effective March 26 through April 11. Company employees affected by these developments include the key personnel responsible for the preparation of the Company’s financial statements. The Company has a small accounting staff and, in view of these circumstances, has been unable to timely provide its auditors with financial records necessary to complete their audit and provide consent. In addition, the Company has engaged a third-party valuation firm to assist in the assessment of the mandatory redemption features of its Senior Promissory Notes due 2022 issued in December 2019. Such third party has faced similar issues regarding accessibility of records and efficiency of staffing due to COVID-19 related work-from-home restrictions and the subsequent governmental stay-at-home orders.

As a result, the Company is unable to file a timely and accurate Form 10-K for its year ended December 31, 2019 by the prescribed date without undue hardship and expense to the Company. In reliance upon the Order, the Company expects to file its Form 10-K no later than May 14, 2020 (which is 45 days from the 2019 10-K’s original filing deadline of March 30, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor and Subsequent Events footnote in its Form 10-K:

Past strong demand for molybdenum in China could be affected by future developments in that country

The Company is highly exposed to the Chinese market. China’s demand for molybdenum could be substantially affected by an economic slowdown in China, financial or banking market conditions impacting investment (including tariffs and trade restrictions imposed by the U.S. and/or China and the status of trade negotiations between the two countries), or an accelerated shift from infrastructure-led to service-oriented growth. Increased federal regulatory oversight concerning our relationships with investors in China, as well as access of Chinese consumers to our products may become more burdensome. In addition, the current coronavirus (“COVID-19”) outbreak, or similar events in the future, could have an adverse impact on demand. Any or all of these may adversely affect the Company’s ability to obtain financing for construction of the Mt. Hope Project.

NOTE 13 – SUBSEQUENT EVENTS

Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where the Company does business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the date of the Report as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact the Company’s results of operations, liquidity or financial position is uncertain. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company and the economies in which the Company operates. The Company anticipates that its liquidity may be materially impacted by the coronavirus outbreak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: March 27, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer